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                                                                    EXHIBIT 10.3

                       OPTION TO PURCHASE SHARES OF STOCK

         THIS OPTION TO PURCHASE SHARES OF STOCK (the "Agreement") is made as of the 24th day of May, 2001 (the "Effective Date"), by and between Hynix Semiconductor America Inc., a California corporation (the "Holder"), and Maxtor Corporation, a Delaware corporation, or a subsidiary of, and designated by, Maxtor Corporation (collectively with Maxtor Corporation, "Maxtor").

                                    RECITALS

         A. Pursuant to the Holder's rights under Section 3.2 of that certain Stockholder Agreement dated June 25, 1998, as amended (the "Stockholder Agreement"), by and between the Holder and Maxtor, the Holder has notified Maxtor of the Holder's desire to sell 28,329,850 shares (the "Shares") of common stock (the "Common Stock") of Maxtor.

         B. To facilitate the Holder's sale of the Shares, Maxtor has agreed to file a registration statement on Form S-3 (the "Registration Statement") with, and to use its reasonable commercial efforts to have such Registration Statement declared effective by, the Securities and Exchange Commission (the "SEC"), relating to a public offering of some or all of the Shares (the "Offering").

         C. Maxtor has indicated a desire to purchase, at its option and simultaneously with the closing of the Offering, up to $50.0 million of the Shares to be sold by the Holder, at a price per share equal to the price per share in the Offering.

         NOW, THEREFORE, IT IS AGREED between the parties as follows:

         1. Option to Purchase Shares.

              a. The Option. Maxtor may elect, at its option (the "Option"), to purchase up to $50.0 million of the Shares (the "Purchased Shares") from the Holder at a per share price equal to the Per Share Public Offering Price (the "Purchase Price") set forth on the front cover of the final prospectus relating to the Offering (the "Final Prospectus"), and filed by Maxtor with the SEC pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "Securities Act").

              b. Notice of Election. In the event Maxtor elects to exercise its Option, Maxtor shall notify the Holder of such election prior to the final pricing call between the Holder and the managing underwriters of the Offering on the day the Registration Statement is declared effective by the SEC.

              c. Payment for the Purchased Shares. In the event Maxtor elects to exercise its Option, Maxtor shall pay, at the Closing (as such term is defined in Section 2.1 below), the aggregate Purchase Price to the Holder by delivery of a check or wire transfer to an account designated in writing by the Holder to Maxtor.


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         2. Closing; Delivery.

              a. The Closing. In the event Maxtor exercises its Option, the closing of the purchase and sale of the Purchased Shares hereunder (the "Closing") shall occur simultaneously with the closing of the Offering (the "Offering Closing") as provided for in that certain underwriting agreement to be entered into by and among Maxtor, the Holder and Salomon Smith Barney Inc., Bear, Stearns & Co. Inc. and Needham & Company, Inc., as representatives of the underwriters. In the event the Offering Closing does not occur for any reason, Maxtor shall not be obligated in any way to purchase any of the Purchased Shares from the Holder.

              b. Delivery. At the Closing, the Holder shall deliver to Maxtor the following: (i) a stock assignment, in the form attached hereto as Exhibit A (the "Assignment") transferring the Purchased Shares which Maxtor has elected to purchase, and (ii) the certificate(s) representing the Purchased Shares to be purchased by Maxtor from the Holder. At the Closing, Maxtor shall deliver the aggregate Purchase Price to the Holder.

         3. Representations and Warranties of the Holder. In connection with this Agreement and the transactions contemplated hereby, the Holder hereby represents and warrants that as of the date of this Agreement, the following are true and correct and as of the Closing, the following shall be true and correct as if made on such date:

              a. Organization and Standing. The Holder is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of California, and is in good standing under such laws. The Holder has the requisite corporate power to own and operate its properties and assets and to carry on its business as presently conducted and as proposed to be conducted.

              b. Corporate Power. The Holder has all requisite corporate power to (i) enter into this Agreement, (ii) sell the Purchased Shares hereunder and
(iii) carry out and perform its other obligations under the terms of this Agreement. This Agreement has been duly authorized, executed and delivered by the Holder and constitutes a valid and binding agreement of the Holder, enforceable against the Holder in accordance with the terms hereof (except as such enforceability may be limited by applicable bankruptcy, insolvency, or other laws affecting creditors' rights generally or by general principles of equity and except as rights to indemnity or contribution may be limited by federal or state securities laws and the public policy underlying such laws).

              c. Valid Title to Purchased Shares. The Holder represents that it has good and valid title to the Purchased Shares, free and clear of all liens, charges, encumbrances, equities, claims, restrictions and other defects of title; and upon delivery of the Purchased Shares and payment therefor pursuant hereto, good and valid title to the Purchased Shares, free and clear of all liens, charges, encumbrances, equities, claims, restrictions and other defects of title, will be delivered to Maxtor.



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         4. Representations and Warranties of Maxtor. In connection with this
Agreement and the transactions contemplated hereby, Maxtor hereby represents and warrants that as of the date of this Agreement, the following are true and correct and as of the Closing, the following shall be true and correct as if made on such date:

              a. Organization and Standing. Maxtor is a corporation duly organized and validly existing under, and by virtue of, the laws of, the State of Delaware and is in good standing under such laws. Maxtor has the requisite corporate power to own and operate its properties and assets and to carry on its business as presently conducted and as proposed to be conducted.

              b. Corporate Power. Maxtor has all requisite corporate power to
(i) enter into this Agreement, (ii) purchase the Purchased Shares hereunder and
(iii) carry out and perform its other obligations under the terms of this Agreement. This Agreement has been duly authorized, executed and delivered by Maxtor and constitutes a valid and binding agreement of Maxtor, enforceable against Maxtor in accordance with the terms hereof (except as such enforceability may be limited by applicable bankruptcy, insolvency, or other laws affecting creditors' rights generally or by general principles of equity and except as rights to indemnity or contribution may be limited by federal or state securities laws and the public policy underlying such laws).

              c. No Conflict With Other Instruments or Proceedings. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement will not (i) result in the breach of any of the terms or conditions of, or constitute a default under, Maxtor's charter documents or any material contract that Maxtor has filed with the SEC pursuant to Item 601 of Regulation S-K under the Securities Act; (ii) violate any law, rule or regulation of any administrative agency or governmental body or any order, writ, injunction or decree of any court, administrative agency or governmental body; or (iii) give rise to any right of first refusal or similar right to any third party with respect to any interest in Maxtor or in any of Maxtor's assets.

         5. Conditions to Closing.

              a. Conditions to the Holder's Obligations. The Holder's obligation to sell the Purchased Shares to Maxtor at the Closing is subject to the fulfillment on or prior to the Closing of the following conditions, the waiver of which shall not be effective against the Holder without the Holder's consent thereto:

                  (i) Representations and Warranties Correct. The representations and warranties of Maxtor in Section 4 hereof shall be true and correct when made, and shall be true and correct on the Closing with the same force and effect as if they had been made on and as of the Closing, subject to the changes contemplated by this Agreement.

                  (ii) Qualifications. All authorizations, approvals or permits of any governmental authority that are required in connection with the lawful transfer of the Purchased Shares shall have been duly obtained and shall be effective on and as of the Closing, or will be



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made or obtained in a timely manner so as to comply with the requirements of such governmental authority.

                  (iii) Legal Investment. At the time of the Closing, the purchase and sale of the Purchased Shares hereunder shall be legally permitted by all laws and regulations to which Maxtor and the Holder are subject.

              b. Conditions to Maxtor's Obligations. The obligation of Maxtor to purchase the Purchased Shares from the Holder at the Closing is subject to the fulfillment on or prior to the Closing of the following conditions, the waiver of which shall not be effective against Maxtor without Maxtor's consent thereto:

                  (i) Representations and Warranties Correct. The representations and warranties made by the Holder in Section 3 hereof shall be true and correct when made, and shall be true and correct on the Closing with the same force and effect as if they had been made on and as of the Closing, subject to changes contemplated by this Agreement.

                  (ii) Qualifications. All authorizations, approvals or permits of any governmental authority that are required in connection with the lawful transfer of the Purchased Shares shall have been duly obtained and shall be effective on and as of the Closing, or will be made or obtained in a timely manner so as to comply with the requirements of such governmental authority.

                  (iii) No Conflict With Other Instruments or Proceedings. At the time of the Closing and the consummation of the transactions contemplated by this Agreement and all related agreements will not (i) result in the breach of any of the terms or conditions of, or constitute a default under, the Holder's charter documents or any contract, agreement, lease, commitment, indenture, mortgage, pledge, note, bond, license or other instrument or obligation to which the Holder is now a party or by which the Holder or any of the Holder's properties or assets may be bound or affected; (ii) violate any law, rule or regulation of any administrative agency or governmental body or any order, writ, injunction or decree of any court, administrative agency or governmental body; or (iii) give rise to any right of first refusal or similar right to any third party with respect to any interest in the Holder or in any of the Holder's assets.

                  (iv) Legal Investment. At the time of the Closing, the purchase and sale of the Purchased Shares hereunder shall be legally permitted by all laws and regulations to which Maxtor and the Holder are subject.

         6. Further Instruments. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

         7. Notice. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to the other party hereto at the address hereinafter shown below his signature or at such other address as such party may designate by ten (10) days' advance written notice to the other party hereto.

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         8. Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of the Holder and Maxtor.

         9. Entire Agreement; Amendments. This Agreement, together with the Exhibits hereto, shall constitute the entire agreement of the parties with respect to the subject matter hereof superseding all prior written or oral agreements, and no amendment or addition hereto shall be deemed effective unless agreed to in writing by the parties hereto.

         10. Governing Law. This Agreement, together with the Exhibits hereto, shall be construed under the laws of the State of California (as it applies to agreements between California residents, entered into and to be performed entirely within California).

         11. Right to Specific Performance. The Holder agrees that Maxtor shall be entitled to a decree of specific performance of the terms hereof or an injunction restraining violation of this Agreement, said right to be in addition to any other remedies available to Maxtor.

         12. Separability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way and shall be construed in accordance with the purposes and tenor and effect of this Agreement.

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                       THE HOLDER:

                                       By:
                                          -----------------------------------
                                          Tom Thomas, Chief Financial Officer
                                          Address:  3101 North First Street
                                                    San Jose, CA  95134



                                       MAXTOR:

                                       By:
                                          -----------------------------------
                                          Glenn H. Stevens
                                          Address:  500 McCarthy Blvd.
                                                    Milpitas, CA  95035



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                                    EXHIBIT A

                   ASSIGNMENT SEPARATE FROM STOCK CERTIFICATE

         FOR VALUE RECEIVED, Hynix Semiconductor America Inc., hereby sells, assigns and transfers unto _____________________ (______________) shares of the
Common Stock of Maxtor Corporation, Inc., a Delaware corporation (the "Corporation"), standing in the undersigned's name on the books of the Corporation represented by Certificate No. ____________ herewith, and does hereby authorize the Corporation's transfer agent to transfer the said stock on the books of the Corporation.

         Dated:
               -------------------------


                                        Hynix Semiconductor America Inc.


                                        By:
                                            --------------------------------

                                        Name:

                                        Title: